UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2019

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2019, Cancer Genetics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of 13,333,334 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The offering price to the public of the Shares is $0.225 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $0.20925 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 45 days, to purchase up to an additional 2,000,000 shares of Common Stock at the same price per share as the Shares. After underwriting discounts and commissions, but before offering expenses payable by it, the Company expects to receive net proceeds from the offering of $2,790,000 (or $3,208,500 if the Underwriter exercises in full its option to purchase additional shares of Common Stock).

Pursuant to the Underwriting Agreement, the Company, in connection with the offering, agreed to issue to the Underwriter warrants to purchase up to 933,334 shares of Common Stock, or 7% of the number of shares of Common Stock sold in the offering (the “Underwriter Warrants” and together with the shares issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $0.2475 (110% of the offering price to the public per Share). The Company also agreed to reimburse the expenses of the Underwriter in the non-accountable sum of $35,000, the other actual expenses of the underwriter, including its legal fees, up to $100,000 in connection with the offering, and $10,000 for the clearing expenses of the underwriter in connection with the offering. The Company will also pay the Underwriter a management fee equal to 1% of the aggregate gross proceeds in the offering.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-218229) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on June 5, 2017. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the offering have been filed with the Commission. The offering is expected to close on or about January 14, 2019, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Lowenstein Sandler LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The foregoing descriptions of the Underwriting Agreement and Underwriter Warrants are qualified in their entirety by reference to the Underwriting Agreement and the form of Underwriter Warrants, which are attached as Exhibits 1.1 and 4.1 hereto and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Underwriter Securities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Underwriter Securities will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On January 9, 2019, the Company issued two press releases announcing the launch and pricing, respectively, of the underwritten public offering of its Common Stock. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 9, 2019, by and between Cancer Genetics, Inc. and H.C. Wainwright & Co., LLC.
4.1	Form of Underwriter Warrants of Cancer Genetics, Inc.
5.1	Opinion of Lowenstein Sandler LLP.
23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).
99.1	Press release dated January 9, 2019.
99.2	Press release dated January 9, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer

Date: January 10, 2019